Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

       WHEREAS Klaus Lindpaintner (hereinafter “Employee”) has been employed by Strategic Diagnostics Inc. d/b/a SDIX (hereinafter "Employer”) in the position of Vice President R&D/CSO; and

       WHEREAS Employee and Employer mutually desire to terminate amicably Employee’s employment with Employer.

       WHEREAS Employee has knowledge and possession of Employer’s trade secrets and proprietary business information, which he received in connection with his performance of his services for Employer.

       WHEREAS the parties entered into a Confidentiality Agreement, in which Employee agreed to certain obligations regarding the knowledge and possession of Employer’s trade secrets and proprietary business information.

       WHEREAS Employee agreed to comply with the terms of the Employee Handbook, including its Confidentiality policy.

       WHEREAS the parties entered into a certain Restricted Stock Grant Agreement dated February 1, 2010, a certain Nonqualified Stock Option Grant dated February 1, 2010, a certain Restricted Stock Grant Agreement dated February 1, 2011, a certain Incentive Stock Option Agreement dated February 1, 2011, a certain Nonqualified Stock Option grant dated March 1, 2011, a certain Restricted Stock Grant Agreement dated May 18, 2012 (the “Stock/Option Agreements”).

       WHEREAS the parties entered into a certain Change of Control Severance Agreement dated February 1, 2010 (dated “COC Agreement”).

       IT IS HEREBY AGREED by and between Employee and Employer as follows:

    1.            General Terms of Termination. Whether or not Employee signs and does not revoke this Agreement:

       (a)   Employee’s last day of employment will be September 25, 2012 (“Termination Date”).  Employee will be paid for all time worked up to and including his termination day.

       (b)   Employee will be paid for accrued but unused Paid Time Off days in accordance with Employer policy.

                           (c)   Employee’s eligibility to participate in all Employer sponsored health and welfare benefit plans governed by the Employee Retiree Income Security Act (“ERISA”) will end effective September 30, 2012.  However, Employee will be eligible to continue to participate in this insurance, at his own expense, in accordance with a federal law called the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), subject to COBRA’s terms, conditions and restrictions.  Employee will receive information on COBRA in a separate mailing directly to his home address that explains the availability of continued benefit coverage under COBRA and how eligible individuals may elect to continue benefit coverage under COBRA.

       (d)   Employee’s eligibility to participate in all other Employer sponsored group benefits will end effective September 30, 2012.

       (e)   Employee is required to comply with Paragraphs 10, 11, and 12 below.

    2.            Severance.  If Employee signs and does not revoke this Agreement, agreeing to be bound by the General Release in Paragraph 3 below and the other terms and conditions of this Agreement described below, Employer will do the following:

       (a)   Employer will pay Employee 26 weeks of severance pay, less withholding of all applicable federal, state and local taxes.  The Employer will make this lump sum payment to Employee within three (3) business days after the expiration of the Revocation Period described in Paragraph 25 below or after Employee complies with the terms of Paragraph 2(b), whichever is later; provided that the severance payment will not be paid later than the 60th day following the Termination Date.

       (b)   In order to b eligible for the payment described in Paragraph 2(a), Employee must:  (i) not revoke this Agreement on a timely basis; (ii) provide Employer with an executed copy of this Agreement; (iii) return all Employer property and documents in accordance with Paragraph 13 below; (iv) assign all Intellectual Work Product in accordance with Paragraph 12 below; and (v) execute the sworn certification in the form set forth as Exhibit A to this Agreement regarding his return of all Employer property and documents.

    3.   General Release.

       (a)   In exchange for Employer’s payment described in Paragraph 2, Employee releases and forever discharges, to the maximum extent permitted by law, the Employer and each of the other “Releasees” as defined below, from any and all claims, causes of action, complaints, lawsuits or liabilities of any kind (collectively “Claims”) as described below which Employee, Employee’s heirs, agents, administrators or executors have or may have against the Employer or any of the other Releasees.

       (b)   By agreeing to this General Release, Employee is waiving, to the maximum extent permitted by law, any and all Claims which Employee has or may have against Employer or any of the other Releasees arising out of or relating to any conduct, matter, event or omission existing or occurring before Employee sign this Agreement, including but not limited to the following:

          (i)            any Claims having anything to do with Employee’s employment with the Employer and/or any of its parent, subsidiary, related and/or affiliated companies;

          (ii)   any Claims having anything to do with the termination of Employee’s employment with the Employer and/or any of its parent, subsidiary, related and/or affiliated entities;

          (iii)          any Claims for unpaid or withheld wages, severance, benefits, bonuses, commissions and/or other compensation of any kind;

          (iv)          any Claims for reimbursement of expenses of any kind;

          (v)           any Claims for attorneys’ fees or costs;

          (vi)          any Claims under the Employee Retirement Income Security Act ("ERISA");

          (vii)         any Claims of discrimination and/or harassment based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, ancestry, sexual orientation, or any other factor protected by Federal, State or Local law as enacted or amended, including, but not limited to, the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq., Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the Delaware Fair Employment Practices Act and any Claims for retaliation under any of the foregoing laws;

          (viii)        any Claims for violation of public policy;

          (ix)          any whistleblower or retaliation Claims that are releasable under applicable law;

          (x)           any Claims for emotional distress or pain and suffering; and/or

          (xi)         any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

       (c)   The term “Releasees” includes:  Employer and any parent, subsidiary, related or affiliated companies of the Employer, and each of their past and present employees, officers, directors, attorneys, owners, partners, insurers, benefit plan fiduciaries and agents, and all of their respective successors and assigns.

       (d)   It is important that Employee understand that this General Release includes all Claims known or unknown by Employee, those that Employee may have already asserted or raised as well as those that Employee have never asserted or raised.

    4.     Non-Released Claims.  The General Release in Paragraph 3 above does not apply to:

       (a) Any Claims for vested benefits under Employer's 401(k) plan;

       (b) Any whistleblower claims under the Sabanes-Oxley Act or Dodd-Frank Act;

       (c) Any Claims arising under the worker’s compensation or occupational disease laws;

       (d) Any Claims to require Employer to honor its commitments set forth in this Agreement;

       (e) Any Claims to interpret or to determine the scope, meaning or effect of this Agreement;

       (f) Any Claims arising out of any conduct, matter, event or omission existing or occurring after Employee have signed this Agreement.

       (g) Any Claims that cannot be waived as a matter of law pursuant to federal, state or local law.

    5.     Conduct Not Restricted.  Nothing in this Agreement is intended to prohibit or restrict Employee from: (a) making any disclosure of information required by process of law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, or any self-regulatory organization; (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (d) conferring with legal or financial advisors.

    6.     No Actions Pending Against Employer.  Employee expressly acknowledge and represent that: (a) Employee has suffered no injuries or occupational diseases arising out of or in connection with Employee’s employment with Employer; (b) Employee has received all wages to which Employee was entitled as an employee of Employer; (c) Employee has received all leave to which Employee was entitled under the Family and Medical Leave Act or similar state law; (d) Employee is not currently aware of any facts or circumstances constituting a violation of the Family and Medical Leave Act or the Fair Labor Standards Act or similar state law; (e) Employee is not aware of any facts that may constitute violations of Employer’s policies and/or legal obligations; and, (f) Employee has not filed any employment discrimination, wrongful discharge, wage and hour, or any other complaints or charges against the Releasees in any local, state or federal court, tribunal, or administrative agency.

    7.   Adequacy of Consideration.  Employee acknowledges and agrees that the Employer’s payment under Paragraph 2 above:

       (a)            Is not required by any policy, plan or prior agreement;

       (b)   Constitutes adequate consideration to support Employee’s General Release in Paragraph 3 above and Employee’s other obligations under this Agreement; and

       (c)   Fully compensates Employee for the Claims Employee are releasing.

    For purposes of this paragraph and paragraph 8, “consideration” means something of value to which Employee are not already entitled.

    8.   Change of Control.  In the event of a Change of Control within the Designated Period, as those terms are defined in the COC Agreement, Employee shall be entitled to receive the compensation and benefits set forth in Paragraph 3 of the COC Agreement, provided that he complies with the terms of the COC Agreement.  Employee acknowledges and agrees that any additional payments made to him pursuant to the COC Agreement shall be offset by the severance pay provided pursuant to this Agreement and set forth in Paragraph 2(a), except that five thousand dollars ($5,000) of the severance pay provided pursuant to this Agreement shall not be applied as an offset to any payments owed pursuant to the COC Agreement.  Employee acknowledges and agrees that the $5,000 in severance pay that would not be applied as an offset:

       (a)            Is not required by any policy, plan or prior agreement;

       (b)   Constitutes adequate consideration to support Employee’s General Release in Paragraph 3 above and Employee’s other obligations under this Agreement; and

       (c)   Fully compensates Employee for the Claims Employee are releasing.

    9.   The Stock/Option Agreements.  Nothing in this Agreement is intended to terminate or amend the terms and conditions of the Stock/Option Agreements entered into by Employee and Employer.

   10.   Confidentiality Agreement.  Employee acknowledges and agrees that he remains bound by the terms and conditions of the Confidentiality Agreement that is attached hereto as Exhibit B to this Agreement, and that the terms and conditions of the Confidentiality Agreement are explicitly incorporated into this Agreement by reference.  Employee further acknowledges and agrees that the terms and conditions of the Confidentiality Agreement are reasonable, enforceable, and necessary to protect Employer’s legitimate business interests.   Employee acknowledges and agrees that the representations, promises and covenants set forth in this Paragraph constitute a material and significant part of the consideration received by Employer, in exchange for its obligations under this Agreement, and that Employer would not have entered into this Agreement absent such agreement by Employee, and that any violation of this paragraph will constitute a material violation of this Agreement.

   11.   Intellectual Property Assignment.  Employee agrees that he has invented, may possess or have gained an interest in certain Intellectual Work Product (as defined in the Confidentiality Agreement) during his employment with Employer and Employer hereby assigns all such Intellectual Work Product to Employer and will take all steps necessary to perfect such an assignment prior to receiving the payments set forth in Paragraph 2 of this Agreement.  Employee acknowledges and agrees that the representations, promises and covenants set forth in this Paragraph constitute a material and significant part of the consideration received by Employer, in exchange for its obligations under this Agreement, and that Employer would not have entered into this Agreement absent such agreement by Employee, and that any violation of this paragraph will constitute a material violation of this Agreement.

   12.   Return of Employer Property.  Employee shall return to Employer all originals and copies of all documents and property, including, but not limited to, notes, research materials, customer information, policies, external drives, and USB Pens, whether in hard copy or electronic form, of the Employer in Employee’s possession, custody or control.  Employee shall not reproduce or appropriate for Employee’s own use, or for the use of others, any property, Intellectual Work Product, confidential information, and shall remove and permanently delete from any personal computing, external storage devices, personal e-mail, cloud storage devices, recording equipment or communications equipment all information relating to the Employer.  Employee acknowledges and agrees that in the course of performing his duties for Employer he stored Employer information, including confidential information and Intellectual Work Product, on personal electronic devices.  Employee shall provide a sworn Certification in the form set forth in Exhibit A, setting forth, amongst other information, the efforts made to identify and delete all Employer property.  Employee acknowledges and agrees that the representations, promises and covenants set forth in this Paragraph constitute a material and significant part of the consideration received by Employer, in exchange for its obligations under this Agreement, and that Employer would not have entered into this Agreement absent such agreement by Employee, and that any violation of this paragraph will constitute a material violation of this Agreement.

   13.   Injunctive Relief, an Additional Remedy.  Employee acknowledges that the injury that would be suffered by Employer as a result of breach of the provisions of Paragraphs 10, 11, and 12 would be irreparable and that an award of monetary damages to Employer for such breach would be an inadequate remedy. Consequently, Employer shall have the right in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of Paragraphs 10, 11, and 12 and Employer shall not be obligated to post bond or the security in seeking such relief.

   14.   Non-Admission of Liability.  Employee agrees and acknowledges that the Agreement by Employer, described herein, is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Employer and that this agreement is made voluntarily to provide an amicable conclusion of his employment relationship with Employer.

   15.   Confidentiality of Agreement.  Employee agrees, covenants and promises that he has not communicated or disclosed, and will not hereafter communicate or disclose, the terms of this Agreement to any persons with the exception of members of his immediate family, his attorney, and his accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms.

   16.   Termination of Employment Relationship.  Employee hereby agrees and recognizes that his employment relationship with Employer has been permanently and irrevocably severed and that Employer has no obligation, contractual or otherwise, to hire, rehire or re-employ his in the future, and he agrees not to seek re-employment with Employer.

   17.   Non-Disparagement.  Employee agrees that he will not make any negative comments or disparaging remarks, in writing, orally or electronically, about Employer or any other Releasee (as defined above).  However, nothing in this Agreement is intended to or shall be interpreted to restrict Employee’s right and/or obligation:  (i) to testify truthfully in any forum; or (ii) to contact, cooperate with or provide information to any government agency or commission.

   18.   Section 409A.  This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable.  In no event may Employee, directly or indirectly, designate the calendar year of a payment.   All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of section 409A of the Code.

   19.   Withholding,  All payments under this Agreement shall be made subject to applicable tax withholding, and the Employer shall withhold from any payments under this Agreement all federal, state and local taxes as the Employer is required to withhold pursuant to any law or governmental rule or regulation.  Employee shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

   20.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

   21.   Assignment.  This Agreement and any rights and benefits hereunder shall inure to the benefit of, be binding upon and be enforceable by Employee’s legal representatives, heirs or legatees.  This Agreement and any rights and benefits hereunder shall inure to the benefit of, be binding upon, and be enforceable by, Employer and its successors and assigns.  This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other party; provided that, Employer may assign this Agreement without Employee’s consent in connection with change of control, a merger, or sale or other transfer of, a majority of Employer’s stock, or all or substantially all of Employer’s assets, to the acquiror or surviving company that agrees to assume this Agreement in its entirety, without modification or amendment, except to the extent modification or amendment is required by applicable law.

   22.   Interpretation of Agreement.  Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law.  If any paragraph or part or subpart of any paragraph in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form.  Moreover, each paragraph or part or subpart of each paragraph in this Agreement is independent of and severable (separate) from each other.  In the event that any paragraph or part or subpart of any paragraph in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, other than paragraph 3 which is Employee’s release paragraph, the affected paragraph or part or subpart of such paragraph shall be stricken from the Agreement, and the remaining paragraphs or parts or subparts of such paragraphs of this Agreement shall remain in full, force and effect.

   23.   Entire Agreement.  This Agreement constitutes the entire agreement between Employee and Employer and supersedes any and all prior representations, agreements, written or oral, expressed or implied, except as otherwise provided in this Agreement.

   24.   Headings.  The headings contained in this Agreement are for convenience of reference only and are not intended, and shall not be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.

   25.   Days.  All references to a number of days throughout this Agreement refer to calendar days.

   26.   Representations.  Employee agrees and represents that:

       (a)   Employee has read carefully the terms of this Agreement, including the General Release;

       (b)   Employee has had an opportunity to and have been encouraged to review this Agreement, including the General Release, with an attorney;

       (c)   Employee understands the meaning and effect of the terms of this Agreement, including the General Release;

       (d)   Employee was given twenty-one (21) days to determine whether you wished to sign this Agreement, including the General Release;

       (e)   Employee’s decision to sign this Agreement, including the General Release, is of his own free and voluntary act without compulsion of any kind;

       (f)   No promise or inducement not expressed in this Agreement has been made to Employee; and

       (g)   Employee has adequate information to make a knowing and voluntary waiver.

    27.   Revocation Period.  If Employee signs this Agreement, he will retain the right to revoke it for seven (7) days ("Revocation Period").  If he revokes this Agreement, he is indicating that he has changed his mind and does not want to be legally bound by this Agreement.  The Agreement shall not be effective until after the Revocation Period has expired without Employee having revoked it.  To revoke this Agreement, Employee must send a letter to the attention of Darlene Pence by fax at 1.302.338.8093 or by certified letter to the following address:  Darlene Pence, SDIX, 111 Pencader Drive, Newark, DE  19702.  The letter must be received within seven (7) days of Employee’s execution of this Agreement.  If the seventh day is a Sunday or federal holiday, then the letter must be received on the following business day.  If Employee revoke this Agreement on a timely basis, Employee shall not be eligible for the payment set forth in Paragraph 2.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Separation of Employment Agreement and General Release as of the date set forth below Employee’s signature below.

Witness:	/s/ Kevin J. Bratton	/s/ Klaus Lindpaintner
Klaus Lindpaintner

September 26, 2012
Date

Strategic Diagnostics Inc.

		By:	Darlene Pence
(print)

		Name:	/s/ Darlene Pence
(sign)

		Title:	V.P. Human Resources